Exhibit 99.1
VF CORPORATION EXCEEDS GUIDANCE IN SECOND QUARTER FISCAL 2027
Reports strong operating income performance, with continued gross margin expansion
Reaffirms FY'27 guidance
DENVER, October 28, 2026 – VF Corporation (NYSE: VFC) today reported financial results for its second quarter (Q2'27) ended September 26, 2026 and reaffirmed its full year outlook. The Company's Board of Directors authorized a quarterly per share dividend of $0.09.

Bracken Darrell, President and CEO, said: "We drove strong results in the second quarter, ahead of guidance across key metrics, as a result of great product and solid execution. The North Face® and Timberland® continued to deliver consistent growth, and Altra® grew more than 40%, all powered by bold product design and innovation and brand storytelling that are resonating with our consumers. Our plan to reignite Vans® is working – global DTC is growing again for the first time in almost five years, and strong orders from Wholesale partners continue to give us confidence of a second half improvement. We are delivering sustainable and profitable growth on our path to achieve our full-year guidance and medium-term targets, as the upside potential in our business becomes even more evident."
Disclosed Q2'27 figures are shown on both reported and adjusted excluding Dickies® (“ex Dickies®”) bases
VF Q2’27 results ahead of guidance

	Guidance	Actual	Actual vs. Guidance
Revenue % vs. LY1 (C$)	~ Flat	+1%	Above
Operating income (adjusted)	~ $315M	$364M	Above
•Revenue (4%) vs. LY
◦Revenue ex Dickies® +1% vs. LY, ahead of guidance of flat C$ vs. LY
◦Global DTC continues to grow, +1% vs. LY or +3% C$ ex Dickies®
◦Americas region remains strong, (2%) vs. LY or +5% C$ ex Dickies®, reflecting sustained growth across channels
◦Continued momentum at The North Face®, +4% vs. LY
◦Vans® (9.8%) vs. LY; global DTC returned to growth, with Wholesale improvement expected in H2'27
◦Timberland® +4% vs. LY, driven by continued strength in the Americas
•Operating income (OI) of $368M and operating margin (OM) of 13.7%, up 250 bps vs. LY
◦Adjusted OI ex Dickies® of $364M, well above guidance of approximately $315M; adjusted OM ex Dickies® of 13.5%, up 170 bps vs. LY
◦Gross margin (GM) of 55.4%, up 320 bps vs. LY; adjusted GM ex Dickies® of 55.4%, up 290 bps vs. LY
•Net inventories up 7% vs. LY to support demand in H2'27
•Net debt down $1.1B or (20%) vs. LY
◦Net debt excluding lease liabilities down $1.1B or (26%) vs. LY
Affirming FY'27 guidance
•Revenue +2% or better C$ vs. LY1
•Adjusted OM of approximately 8%
•Normalized2 free cash flow flat to up vs. LY of $405M; actual free cash flow to be $515M or higher
•FYE'27 leverage ratio of 2.6x to 2.9x

1 Revenue performance excludes Dickies® in FY'26 and includes 53rd week in FY'27
2 Excludes $100M net impact of pension termination in FY'26 and any net impact from tariff refunds in FY'27

Webcast Information
VF management will host its second quarter Fiscal 2027 conference call beginning at approximately 8:00 a.m. ET today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.
Dividend Declared
VF’s Board of Directors declared a quarterly dividend of $0.09 per share. This dividend will be payable on December 17, 2026, to shareholders of record at the close of business on December 10, 2026.
About VF
VF Corporation is a portfolio of leading outdoor and active brands, including The North Face®, Vans®, and Timberland®. VF is committed to providing consumers with innovative products that are rooted in performance and elevated design, while delivering sustainable and long-term value for its employees, communities, and shareholders. For more information, please visit vfc.com.
Financial Presentation Disclosure
All per share amounts are presented on a diluted basis. This release refers to “reported” (R$) and “constant dollar” (C$) or “constant currency” amounts, terms that are described under the heading below “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” or “constant currency” amounts are the same, and amounts will be as “reported” unless otherwise specified. This release also refers to results “excluding Dickies®” and “Adjusted excluding Dickies”, which are described under the heading “Dickies Divestiture”. This release also refers to “adjusted” amounts, a term that is described under the heading “Adjusted Amounts - Excluding Reinvent and Pension Premium Refund”. Unless otherwise noted, “reported” and “adjusted” amounts are the same. VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. Fiscal 2027 contains 53 weeks, with an additional week occurring in the fourth quarter. This release refers to VF's second quarter of Fiscal 2027 as Q2'27, and similarly Q2'26 denotes VF's second quarter of Fiscal 2026, etc. VF defines “free cash flow” as cash flow from operations less capital expenditures and software purchases, defines “net debt” as long-term debt, the current portion of long-term debt, short-term borrowings, and operating lease liabilities, less cash and cash equivalents per VF's consolidated balance sheet and defines “leverage” as net debt to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), which excludes operating lease cost.
Dickies Divestiture
On September 15, 2025, VF entered into a definitive agreement with Bluestar Alliance LLC to sell the Dickies® brand business (“Dickies”) and on November 12, 2025, VF completed the sale of Dickies. The Dickies sale did not qualify for discontinued operations presentation under U.S. generally accepted accounting principles (“GAAP”) and "reported" amounts include Dickies results in continuing operations through the date of sale. References to results “excluding Dickies®” and “Adjusted excluding Dickies” exclude the results of Dickies in the prior year period. VF believes this non-GAAP presentation provides investors with useful information regarding VF’s current business trends and performance of VF’s operations, post the closing of the sale of Dickies.
Constant Currency - Excluding the Impact of Foreign Currency
This release refers to “reported” amounts in accordance with GAAP, which include translation and transactional impacts from foreign currency exchange rates. This release also refers to both “constant dollar” and “constant currency” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.
Adjusted Amounts - Excluding Reinvent and Pension Premium Refund
The adjusted amounts in this release exclude costs (benefits) related to Reinvent, VF's transformation program. Costs (benefits), including restructuring charges and project-related costs, were approximately ($4) million in the second quarter of Fiscal 2027 and ($16) million in the first six months of Fiscal 2027.
The adjusted amounts in this presentation exclude a premium refund of approximately $3 million in the second quarter and first six months of Fiscal 2027, related to the previously completed U.S. qualified pension plan termination. The refund reduced the previously estimated non-cash settlement charges and was recorded in the other income (expense), net line item.
The above items positively impacted GAAP earnings per share by $0.01 during the second quarter of Fiscal 2027 and $0.04 during the first six months of Fiscal 2027. All adjusted amounts referenced herein exclude the effects of these amounts.
Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. The company does not provide a reconciliation of forward-looking measures where the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the company's control or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information.
Forward-looking Statements
Certain statements included in this release are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on VF’s expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. Words such as “will,” “anticipate,” “believe,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates may be used to identify forward-looking statements, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto, are forward-looking statements. Forward-looking statements are not guarantees, and actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the level of consumer demand for apparel, footwear, equipment and accessories; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s consumers and customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products, including as a result of tariffs and geopolitical conflicts; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF’s ability to maintain the image and value of its brands, including through investment in brand building and product innovation; intense competition from online retailers and other direct-to-consumer business risks; increasing pressure on margins; fluctuations in sales and operating income due to the seasonal nature of its business; retail industry changes and challenges; VF's ability to execute its turnaround program, “The VF Way” operating principles and other business priorities, including measures to grow revenue and expand margins, streamline and right-size its cost base and strengthen the balance sheet while reducing leverage; VF’s ability to successfully establish a global commercial organization, and identify and capture efficiencies in its business model; any inability of VF or third parties on which it relies, to maintain the strength and security of information technology systems; the fact that VF’s facilities and systems, and those of third parties on which it relies, are frequent targets of cyberattacks of varying levels of severity, and may in the future be vulnerable to such attacks, and any inability or failure by VF or such third parties to anticipate or detect data or information security breaches or other cyberattacks, could result in data or financial loss, reputational harm, business disruption, damage to VF’s relationships with customers, consumers, employees and third parties on which it relies; litigation, regulatory investigations, enforcement actions or other negative impacts; any inability by VF or third parties on which it relies to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; VF’s ability to adopt new technologies, including artificial intelligence, in a competitive and responsible manner; foreign currency fluctuations; stability of VF’s vendors' manufacturing facilities and VF's ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; actions of activist and other shareholders; VF’s ability to recruit, develop or retain key executive or employee talent or successfully transition executives; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions, integrate acquisitions and manage its brand portfolio; VF’s ability to execute, and realize benefits, successfully, or at all, from the completed sale of the Dickies® brand; business resiliency in response to natural or man-made economic, public health, cyber, political or environmental disruptions, including any potential effects from changes in tariffs and international trade policy, or a U.S. federal government shutdown; changes in tax laws and additional tax liabilities; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflicts in Europe, the Middle East and Asia and tensions between the U.S. and China; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF’s ability to pay and declare dividends or repurchase its stock in the future; climate risks and increased focus on environmental, social and governance issues; VF’s ability to execute on its sustainability strategy and achieve its sustainability-related targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis; litigation, regulatory proceedings, or any other claims asserted against VF; and tax risks associated with the spin-off of the Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed or furnished with the U.S. Securities and Exchange Commission (SEC), including VF’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Forms 8-K.

Investor Contact:
Allegra Perry
ir@vfc.com

Media Contact:
Colin Wheeler
corporate_communications@vfc.com

VF CORPORATION
Summary Revenue Information
(Unaudited)
(In millions)

	Three Months Ended September
	2026	2025	% Change	% Change Constant Currency*	% Change Excluding Dickies (a)	% Change Constant Currency and Excluding Dickies*(a)
Brand:
The North Face®	$1,207.3	$1,157.1	4%	4%
Vans®	547.6	606.9	(10%)	(10%)
Timberland®	525.9	506.4	4%	4%
Other Brands	414.3	532.3	(22%)	(22%)	6%	6%
VF Revenue	$2,695.1	$2,802.7	(4%)	(4%)	1%	1%

Region:
Americas	$1,322.4	$1,343.5	(2%)	(2%)	6%	5%
EMEA	1,011.8	1,072.7	(6%)	(5%)	(2%)	(1%)
APAC	361.0	386.6	(7%)	(10%)	(4%)	(7%)
VF Revenue	$2,695.1	$2,802.7	(4%)	(4%)	1%	1%

International	$1,561.5	$1,640.3	(5%)	(5%)	(2%)	(2%)

Channel:
DTC	$915.2	$909.9	1%	1%	3%	3%
Wholesale (b)	1,779.9	1,892.8	(6%)	(6%)	0%	0%
VF Revenue	$2,695.1	$2,802.7	(4%)	(4%)	1%	1%

All references to the periods ended September 2026 relate to the 13-week and 26-week fiscal periods ended September 26, 2026 and all references to the periods ended September 2025 relate to the 13-week and 26-week fiscal periods ended September 27, 2025.
Note: Amounts may not sum due to rounding
* Refer to constant currency definition on the following pages.
(a) Excludes the results of Dickies for all periods presented. Refer to Non-GAAP financial information included in the "Reconciliation of Select GAAP Measures to Non-GAAP Measures" pages.
(b) Royalty revenues are included in the wholesale channel for all periods.

VF CORPORATION
Summary Revenue Information
(Unaudited)
(In millions)

	Six Months Ended September
	2026	2025	% Change	% Change Constant Currency*	% Change Excluding Dickies (a)	% Change Constant Currency and Excluding Dickies*(a)
Brand:
The North Face®	$1,798.2	$1,714.5	5%	4%
Vans®	1,007.4	1,104.9	(9%)	(9%)
Timberland®	791.9	761.4	4%	4%
Other Brands	766.9	982.5	(22%)	(22%)	5%	5%
VF Revenue	$4,364.5	$4,563.4	(4%)	(5%)	1%	1%

Region:
Americas	$2,217.9	$2,281.1	(3%)	(3%)	5%	5%
EMEA	1,522.9	1,623.9	(6%)	(6%)	(3%)	(3%)
APAC	623.7	658.4	(5%)	(8%)	(2%)	(5%)
VF Revenue	$4,364.5	$4,563.4	(4%)	(5%)	1%	1%

International	$2,452.2	$2,566.4	(4%)	(6%)	(1%)	(2%)

Channel:
DTC	$1,653.6	$1,630.5	1%	1%	5%	4%
Wholesale (b)	2,710.9	2,932.8	(8%)	(8%)	(1%)	(1%)
VF Revenue	$4,364.5	$4,563.4	(4%)	(5%)	1%	1%

All references to the periods ended September 2026 relate to the 13-week and 26-week fiscal periods ended September 26, 2026 and all references to the periods ended September 2025 relate to the 13-week and 26-week fiscal periods ended September 27, 2025.
Note: Amounts may not sum due to rounding
* Refer to constant currency definition on the following pages.
(a) Excludes the results of Dickies for all periods presented. Refer to Non-GAAP financial information included in the "Reconciliation of Select GAAP Measures to Non-GAAP Measures" pages.
(b) Royalty revenues are included in the wholesale channel for all periods.

VF CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September		Six Months Ended September
	2026	2025	2026	2025
Revenues	$2,695,132	$2,802,706	$4,364,511	$4,563,372
Costs and operating expenses
Cost of goods sold	1,202,454	1,340,262	1,954,789	2,151,926
Selling, general and administrative expenses	1,124,758	1,149,824	2,124,874	2,185,435
Total costs and operating expenses	2,327,212	2,490,086	4,079,663	4,337,361
Operating income	367,920	312,620	284,848	226,011
Interest expense, net	(23,693)	(46,209)	(48,304)	(87,329)
Other income (expense), net	2,704	1,870	3,495	3,006
Income before income taxes	346,931	268,281	240,039	141,688
Income tax expense	61,680	78,516	51,940	68,331
Net income	$285,251	$189,765	$188,099	$73,357
Earnings per common share (a)
Basic	$0.73	$0.49	$0.48	$0.19
Diluted	$0.71	$0.48	$0.47	$0.19
Weighted average shares outstanding
Basic	393,369	390,648	392,738	390,336
Diluted	399,680	393,986	400,047	393,043
Cash dividends per common share	$0.09	$0.09	$0.18	$0.18
Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. Fiscal 2027 contains 53 weeks, with an additional week occurring in the fourth quarter. For presentation purposes herein, all references to the periods ended September 2026 relate to the 13-week and 26-week fiscal periods ended September 26, 2026 and all references to periods ended September 2025 relate to the 13-week and 26-week fiscal periods ended September 27, 2025. References to March 2026 relate to information as of March 28, 2026.
(a) Amounts have been calculated using unrounded numbers.

VF CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 2026	March 2026	September 2025
ASSETS
Current assets
Cash and cash equivalents	$442,951	$823,943	$419,115
Accounts receivable, net	1,885,729	1,427,957	1,881,598
Inventories	1,984,403	1,371,274	1,855,895
Other current assets	350,579	386,340	425,753
Current assets held-for-sale	—	—	536,507
Total current assets	4,663,662	4,009,514	5,118,868
Property, plant and equipment, net	676,471	674,508	688,478
Goodwill and intangible assets, net	2,046,701	2,055,247	2,096,460
Operating lease right-of-use assets	1,334,532	1,320,733	1,347,097
Other assets	1,236,755	1,230,175	1,393,221
Total assets	$9,958,121	$9,290,177	$10,644,124
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$34,223	$10,139	$502,145
Current portion of long-term debt	499,561	—	583,943
Accounts payable	1,284,221	826,347	1,061,041
Current portion of operating lease liabilities	330,952	333,469	307,051
Accrued liabilities	1,013,241	1,011,217	1,234,064
Current liabilities held-for-sale	—	—	70,500
Total current liabilities	3,162,198	2,181,172	3,758,744
Long-term debt	3,004,805	3,519,870	3,544,181
Long-term portion of operating lease liabilities	1,131,273	1,119,876	1,160,858
Other liabilities	626,560	619,381	702,486
Total liabilities	7,924,836	7,440,299	9,166,269
Stockholders' equity	2,033,285	1,849,878	1,477,855
Total liabilities and stockholders' equity	$9,958,121	$9,290,177	$10,644,124

VF CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended September
	2026	2025
Operating activities
Net income	$188,099	$73,357
Depreciation and amortization	116,143	134,164
Reduction in the carrying amount of right-of-use assets	185,271	172,654
Other adjustments, including changes in operating assets and liabilities	(703,543)	(752,643)
Cash used by operating activities	(214,030)	(372,468)
Investing activities
Payment for working capital adjustment for sale of business	(11,867)	—
Proceeds from sale of assets	22,628	905
Capital expenditures	(78,696)	(54,763)
Software purchases	(29,925)	(25,831)
Other, net	(6,068)	(10,376)
Cash used by investing activities	(103,928)	(90,065)
Financing activities
Net increase from short-term borrowings and long-term debt	24,084	476,745
Cash dividends paid	(70,798)	(70,312)
Proceeds from issuance of Common Stock, net of payments for tax withholdings	(9,444)	(4,594)
Cash provided (used) by financing activities	(56,158)	401,839
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	(5,766)	64,723
Net change in cash, cash equivalents and restricted cash	(379,882)	4,029
Cash, cash equivalents and restricted cash – beginning of year	832,344	431,475
Cash, cash equivalents and restricted cash – end of period	$452,462	$435,504

VF CORPORATION
Supplemental Financial Information
Segment Information
(Unaudited)
(In thousands)

	Three Months Ended September				Six Months Ended September
	2026	2025	% Change	% Change Constant Currency*	2026	2025	% Change	% Change Constant Currency*
Revenues:
Outdoor segment	$1,733,182	$1,663,479	4%	4%	$2,590,161	$2,475,945	5%	4%
Active segment	700,262	760,750	(8%)	(8%)	1,367,565	1,460,437	(6%)	(7%)
All Other (a)	261,688	378,477	(31%)	(31%)	406,785	626,990	(35%)	(35%)
Total revenues	$2,695,132	$2,802,706	(4%)	(4%)	$4,364,511	$4,563,372	(4%)	(5%)
Segment profit:
Outdoor segment	$362,205	$300,740			$320,587	$258,470
Active segment	50,267	65,748			97,676	122,586
Total segment profit	412,472	366,488			418,263	381,056
Corporate and other expenses	(74,563)	(95,672)			(147,191)	(200,232)
Interest expense, net	(23,693)	(46,209)			(48,304)	(87,329)
“All Other” profit (a)	32,715	43,674			17,271	48,193
Income before income taxes	$346,931	$268,281			$240,039	$141,688

* Refer to constant currency definition on the following pages.
(a) Results for the “All Other” category are included as a reconciling item between the Company's reportable segments and its consolidated results of operations and it is not a reportable segment. "All Other" includes the following brands: Dickies® (through the date of sale), Altra®, Smartwool®, Napapijri® and Icebreaker®.

VF CORPORATION
Supplemental Financial Information
Segment Information - Constant Currency Basis
(Unaudited)
(In thousands)

	Three Months Ended September 2026
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Revenues:
Outdoor segment	$1,733,182	$(4,864)	$1,728,318
Active segment	700,262	798	701,060
All Other	261,688	1,147	262,835
Total revenues	$2,695,132	$(2,919)	$2,692,213
Segment profit:
Outdoor segment	$362,205	$(1,658)	$360,547
Active segment	50,267	1,016	51,283
Total segment profit	412,472	(642)	411,830
Corporate and other expenses	(74,563)	103	(74,460)
Interest expense, net	(23,693)	79	(23,614)
“All Other” profit	32,715	142	32,857
Income before income taxes	$346,931	$(318)	$346,613
Diluted earnings per share change	48%	0%	48%
Constant Currency Financial Information
VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.
To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).
These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Segment Information - Constant Currency Basis
(Unaudited)
(In thousands)

	Six Months Ended September 2026
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Revenues:
Outdoor segment	$2,590,161	$(20,094)	$2,570,067
Active segment	1,367,565	(7,812)	1,359,753
All Other	406,785	(180)	406,605
Total revenues	$4,364,511	$(28,086)	$4,336,425
Segment profit:
Outdoor segment	$320,587	$(2,696)	$317,891
Active segment	97,676	482	98,158
Total segment profit	418,263	(2,214)	416,049
Corporate and other expenses	(147,191)	500	(146,691)
Interest expense, net	(48,304)	(241)	(48,545)
“All Other” profit	17,271	518	17,789
Income before income taxes	$240,039	$(1,437)	$238,602
Diluted earnings per share change	152%	(1%)	151%
Constant Currency Financial Information
VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.
To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).
These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2026
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended September 2026	As Reported under GAAP	Reinvent (a)	Pension Premium Refund (b)	Adjusted
Revenues	$2,695,132	$—	$—	$2,695,132
Gross profit	1,492,678	—	—	1,492,678
Percent	55.4%			55.4%
Selling, general and administrative expenses	1,124,758	4,204	—	1,128,962
Percent	41.7%			41.9%
Operating income	367,920	(4,204)	—	363,716
Percent	13.7%			13.5%
Diluted earnings per share (c)	0.71	(0.01)	(0.01)	0.70

Six Months Ended September 2026	As Reported under GAAP	Reinvent (a)	Pension Premium Refund (b)	Adjusted
Revenues	$4,364,511	$—	$—	$4,364,511
Gross profit	2,409,722	—	—	2,409,722
Percent	55.2%			55.2%
Selling, general and administrative expenses	2,124,874	15,680	—	2,140,554
Percent	48.7%			49.0%
Operating income	284,848	(15,680)	—	269,168
Percent	6.5%			6.2%
Diluted earnings per share (c)	0.47	(0.03)	(0.01)	0.43
Notes:
(a) Costs (benefits) related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were ($4.2) million and ($15.7) million in the three and six months ended September 2026, respectively. A gain of $17.6 million related to the sale of a distribution center and an impairment charge of $6.4 million related to an impairment of a leased distribution center, are included in the Reinvent amounts for the six months ended September 2026, as the actions leading to the gain and the impairment charge were initiated under Reinvent. Expenses related to the engagement of a consulting firm to support VF's transformation journey are also included in the Reinvent charges. VF entered into a contract with a consulting firm during the second quarter of Fiscal 2025, with services under the contract substantially completed in the third quarter of Fiscal 2026. In addition to payment for services, the contract includes contingent fees tied to increases in VF's stock price through June 2027. Expenses (benefits) related to the contract, which only related to changes in the fair value of the contingent fees, were ($4.2) million and ($4.5) million in the three and six months ended September 2026, respectively. Reinvent resulted in a net tax expense of $1.1 million and $4.2 million in the three and six months ended September 2026, respectively.
The Company incurred $193.8 million in total restructuring charges in connection with Reinvent. Substantially all restructuring actions were completed at the end of the first quarter of Fiscal 2026. Total fees associated with the contract with the consulting firm could be up to $146.0 million, with $75.0 million of the fees contingent on increases to VF’s stock price through June 2027.
(b) VF received a premium refund of $3.1 million related to the previously completed U.S. qualified pension plan termination. The refund reduced the previously estimated non-cash settlement charges and was recorded in the other income (expense), net line item in the three and six months ended September 2026.
(c) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 399,680,000 and 400,047,000 weighted average common shares for the three and six months ended September 2026, respectively.

Non-GAAP Financial Information
The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent and pension premium refund. The adjusted presentation provides non-GAAP measures and is not based on any comprehensive set of accounting rules or principles. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.
Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies. These measures should be used to evaluate the Company's results of operations only in conjunction with the corresponding GAAP measures.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2025
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended September 2025	As Reported under GAAP	Reinvent (a)	Transaction and Deal Related Activities (b)	Adjusted	Less: Adjusted Contribution from Dickies (c)	Adjusted Excluding Dickies
Revenues	$2,802,706	$—	$—	$2,802,706	$140,006	$2,662,700
Gross profit	1,462,444	(239)	—	1,462,205	64,750	1,397,455
Percent	52.2%			52.2%		52.5%
Selling, general and administrative expenses	1,149,824	(15,722)	(2,021)	1,132,081	49,582	1,082,499
Percent	41.0%			40.4%		40.7%
Operating income	312,620	15,483	2,021	330,124	15,168	314,956
Percent	11.2%			11.8%		11.8%
Diluted earnings per share (d)	0.48	0.03	—	0.52	0.03	0.49

Six Months Ended September 2025	As Reported under GAAP	Reinvent (a)	Transaction and Deal Related Activities (b)	Adjusted	Less: Adjusted Contribution from Dickies (c)	Adjusted Excluding Dickies
Revenues	$4,563,372	$—	$—	$4,563,372	$253,508	$4,309,864
Gross profit	2,411,446	4,043	—	2,415,489	115,187	2,300,302
Percent	52.8%			52.9%		53.4%
Selling, general and administrative expenses	2,185,435	(42,222)	(2,021)	2,141,192	95,998	2,045,194
Percent	47.9%			46.9%		47.5%
Operating income	226,011	46,265	2,021	274,297	19,189	255,108
Percent	5.0%			6.0%		5.9%
Diluted earnings per share (d)	0.19	0.09	—	0.28	0.03	0.25
Notes:
(a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $15.5 million and $46.3 million in the three and six months ended September 2025, respectively. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey. VF entered into a contract with a consulting firm during the second quarter of Fiscal 2025, with services under the contract substantially completed in the third quarter of Fiscal 2026. In addition to payment for services, the contract includes contingent fees tied to increases in VF's stock price through June 2027. Expenses related to the contract, including contingent fees, were $9.2 million and $17.2 million in the three and six months ended September 2025, respectively. Reinvent resulted in a net tax benefit of $3.5 million and $10.3 million in the three and six months ended September 2025, respectively.
(b) Transaction and deal related activities reflect activities associated with the divestiture of Dickies, which totaled $2.0 million for the three and six months ended September 2025. The transaction and deal related activities resulted in a net tax benefit of $0.5 million in the three and six months ended September 2025.
(c) The “Adjusted Contribution from Dickies” column represents the operating results of Dickies for the three and six months ended September 2025 on an adjusted basis. Accordingly, this column excludes Reinvent charges of $1.5 million and $2.3 million in the three and six months ended September 2025, respectively. The adjusted contribution from Dickies resulted in a net tax expense of $4.7 million and $6.0 million for the three and six months ended September 2025, respectively.
(d) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 393,986,000 and 393,043,000 weighted average common shares for the three and six months ended September 2025, respectively.
Non-GAAP Financial Information
The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes the impact of Reinvent and transaction and deal related activities, and on an adjusted basis excluding Dickies, which also excludes the operating results of Dickies on an adjusted basis. These adjusted presentations provide non-GAAP measures and are not based on any comprehensive set of accounting rules or principles. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.
Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies. These measures should be used to evaluate the Company's results of operations only in conjunction with the corresponding GAAP measures.

VF CORPORATION
Supplemental Financial Information
Top 3 Brand Revenue Information
(Unaudited)

	Three Months Ended September 2026				Six Months Ended September 2026
Top 3 Brand Revenue Growth	Americas	EMEA	APAC	Global	Americas	EMEA	APAC	Global
The North Face®
% Change	8%	2%	1%	4%	8%	2%	3%	5%
% Change Constant Currency*	8%	3%	(4%)	4%	8%	3%	(2%)	4%
Vans®
% Change	(6%)	(15%)	(18%)	(10%)	(5%)	(15%)	(16%)	(9%)
% Change Constant Currency*	(7%)	(14%)	(18%)	(10%)	(5%)	(15%)	(16%)	(9%)
Timberland®
% Change	15%	(1%)	(21%)	4%	14%	(2%)	(13%)	4%
% Change Constant Currency*	15%	1%	(21%)	4%	13%	(1%)	(12%)	4%

* Refer to constant currency definition on previous pages.

VF CORPORATION
Supplemental Financial Information
Geographic and Channel Revenue Information
(Unaudited)

	Three Months Ended September 2026				Six Months Ended September 2026
Geographic Revenue Growth	% Change	% Change Constant Currency*	% Change Excluding Dickies (a)	% Change Constant Currency and Excluding Dickies*(a)	% Change	% Change Constant Currency*	% Change Excluding Dickies (a)	% Change Constant Currency and Excluding Dickies*(a)
Americas	(2%)	(2%)	6%	5%	(3%)	(3%)	5%	5%
EMEA	(6%)	(5%)	(2%)	(1%)	(6%)	(6%)	(3%)	(3%)
APAC	(7%)	(10%)	(4%)	(7%)	(5%)	(8%)	(2%)	(5%)
Greater China	(5%)	(9%)	(2%)	(7%)	(3%)	(7%)	1%	(4%)
International	(5%)	(5%)	(2%)	(2%)	(4%)	(6%)	(1%)	(2%)
Global	(4%)	(4%)	1%	1%	(4%)	(5%)	1%	1%

	Three Months Ended September 2026				Six Months Ended September 2026
Channel Revenue Growth	% Change	% Change Constant Currency*	% Change Excluding Dickies (a)	% Change Constant Currency and Excluding Dickies*(a)	% Change	% Change Constant Currency*	% Change Excluding Dickies (a)	% Change Constant Currency and Excluding Dickies*(a)
Wholesale (b)	(6%)	(6%)	0%	0%	(8%)	(8%)	(1%)	(1%)
Direct-to-consumer	1%	1%	3%	3%	1%	1%	5%	4%
Digital	2%	2%	8%	8%	3%	2%	10%	9%

	As of September
VF-Operated Stores (c)	2026	2025
Total	1,095	1,105
* Refer to constant currency definition on previous pages.
(a) Excludes the results of Dickies for all periods presented. Refer to Non-GAAP financial information included in the "Reconciliation of Select GAAP Measures to Non-GAAP Measures" pages.
(b) Royalty revenues are included in the wholesale channel for all periods.
(c) Does not include concession stores.